EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Corporate Income Fund,
Insured Series--102, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-34293 of our report dated April 8, 1998, relating to the Statement of Condition of Corporate Income Fund, Insured Series--102, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 8, 1998